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                                FIRST EAGLE TRUST
                       DISTRIBUTION AND SERVICES AGREEMENT


          AGREEMENT made as of the 27th day of February, 1998, between FIRST EAGLE TRUST, a Delaware business trust (the "Trust"), and ARNHOLD AND S. BLEICHROEDER, INC., a New York corporation (the "Distributor"), such Distributor to act on behalf of those Series (hereinafter referred to as the "Funds") of the Trust listed in Exhibit A hereto in the manner contemplated by this Agreement.

                             W I T N E S S E T H :

          WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and it is in the interest of the Trust to continuously offer shares of the Funds for sale under the Securities Act of 1933, as amended (the "1933 Act").

          WHEREAS, the Trust and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the classes of shares of beneficial interest of the Funds ("Shares") as listed in Exhibit A upon the terms described in the Prospectus and Statement of Additional Information that is included as part of the Trust's Registration Statement on Form N-1A, as may be amended from time to time (the "Registration Statement").

          NOW, THEREFORE, the parties agree as follows:

          Section 1. Appointment of the Distributor. The Trust hereby appoints the Distributor to act as its exclusive agent to sell and to arrange for the sale of Shares on the terms and






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for the period set forth in this Agreement and in accordance with the
Registration Statement, and the Distributor hereby accepts such appointment and agrees to act hereunder.

          Section 2. Services and Duties of the Distributor.

          (a) The Distributor agrees to sell, as agent for the Trust during the term of this Agreement, Shares upon the terms described in the Prospectus and Statement of Additional Information that is included in Registration Statement.

          (b) The Distributor will make itself available to receive orders, satisfactory to the Distributor, for the purchase of Shares and will accept such orders on behalf of the Trust and will transmit such orders to the Funds' transfer agent as promptly as practicable. Purchase orders shall be deemed effective at the time and in the manner set forth in the current Prospectus and Statement of Additional Information (hereinafter referred to jointly as the "Prospectus").

          (c) The offering price of Shares shall be determined following the receipt of an order in accordance with procedures set forth in the Prospectus. The Trust shall furnish the Distributor, with all possible promptness, advice of each computation of net asset value of the Shares.

          (d) The Distributor in its discretion may sell Shares to such registered and qualified retail dealers and financial services firms ("Firms") as it may select. In making agreements with such firms, the Distributor shall act only as principal and not as agent for the Trust.

          (e) The Distributor may also appoint such Firms to provide distribution services to investors. The Firms shall provide such facilities and personnel as is necessary or beneficial for providing information regarding the Funds, distribution of sales literature, prospectuses, promotional






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material and information, and assisting with Fund services and privileges for clients of such Firms and shareholders of the Funds. The Distributor may also provide the above services to the Trust and shall coordinate transfer agency services for the Trust.

          (f) The Distributor shall order Shares from the Trust only to the extent it has received purchase orders therefor. Shares offered for sale or sold by the Distributor shall be so offered or sold at a price per share determined in accordance with the Prospectus. The price the Trust shall receive for all Shares purchased from it shall be the net asset value of such Shares as determined in accordance with the Prospectus. The Distributor may pay commissions or fees to Firms and to others in its discretion in such amounts as the Distributor shall determine from time to time and as provided in the Prospectus. The Distributor shall be entitled to receive and retain any applicable contingent deferred sales charge as described in the current Prospectus. In addition to sales made by it as agent of the Trust, the Distributor may also sell Shares as principal to persons with whom it does not have selling group agreements.

          (g) The Distributor will not make, or authorize Firms or others to make, any short sales of Shares. The Distributor, as agent of and for the account of the Trust, may repurchase the Shares at such prices and upon such terms and conditions as shall be specified in the Prospectus. In selling or reacquiring Shares for the account of the Trust, the Distributor will in all respects conform to the requirements of all state and federal laws and the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD") relating to such sale or reacquisition, as the case may be, and will indemnify and save harmless the Fund from any damage or expense on account of any wrongful act by the Distributor or any employee, representative or agent of the






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Distributor. The Distributor will observe and be bound by all the provisions of the Agreement and Declaration of Trust of the Trust and the provisions of the Prospectus.

          (h) The Distributor shall, for all purposes herein provided, be deemed to be an independent contractor and, unless expressly provided herein or otherwise authorized, shall have no authority to act for or represent the Trust in any way. The Distributor and its affiliates, by separate agreement with the Trust, may also serve the Trust in other capacities. The services of the Distributor to the Trust under this Agreement are not to be deemed exclusive, and the Distributor shall be free to render similar services or other services to others so long as its services hereunder are not materially impaired thereby.

          (i) The Distributor shall issue and deliver or shall arrange for various Firms to issue and deliver on behalf of the Trust such confirmations of sales made by it pursuant to this Agreement as may be required. At or prior to the time of issuance of Shares, the Distributor will pay or cause to be paid to the Trust the amount due the Trust for the sale of such Shares. Certificates shall be issued or Shares registered on the transfer books of the Trust in such names and denominations as the Distributor may specify.

          Section 3. Compensation to the Distributor. For services rendered pursuant to this Agreement, the Trust shall pay to the Distributor, on a monthly basis, the fees as set forth in Exhibit B to this Agreement. This Agreement contemplates that the Firms providing services in connection with the sale and servicing of Shares will be compensated by the Distributor in accordance with the terms of this Agreement and the Prospectus. For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively. The





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net asset value per Share and the net assets of each of the Funds shall be calculated in accordance with the provisions of the Prospectus. On each day when net asset value is not calculated, the net asset value per Share shall be deemed to be the net asset value of such a Share as of the close of business on the last previous day on which such calculation was made. The fees payable to the Distributor shall be in addition to and shall not be reduced or offset by the amount of any contingent deferred sales charge received by the Distributor. The Distributor may also receive compensation from Arnhold and S. Bleichroeder Advisors, Inc., the Fund's investment adviser, as the Distributor and the investment adviser may agree from time to time.

          Section 4. Duties of the Trust.

          (a) The Trust agrees to sell its Shares so long as it has Shares available for sale and agrees to deliver or cause the Funds' transfer agent to deliver Share certificates or to register such Shares on the records of the Funds in non-certificated form and to register such Shares on the records of the Funds in such names and amounts as the Distributor has requested in writing, as promptly as practicable after receipt by the Trust of the net asset value thereof and written instructions for registering such Shares.

          (b) The Trust shall keep the Distributor fully informed with regard to its affairs and shall furnish to the Distributor copies of all financial statements and other information that the Distributor may reasonably request for use in connection with the distribution of Shares. Upon request by the Distributor, the Trust will furnish a certified copy of the current financial statements prepared for the Funds by the Trust's independent accountants. The Trust will furnish such reasonable number of copies of the current Prospectus and financial statements as the Distributor





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may request. The Trust shall cooperate fully in the efforts of the Distributor to sell and arrange for the sale of Shares.

          (c) The Trust shall take all necessary action to provide for authorized Shares and for the payment of filing fees as may be necessary to register the Shares under the 1933 Act and the 1940 Act so that Shares will be available for sale by the Distributor. The Trust agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there will be no untrue statement of a material fact in the Registration Statement or Prospectus, and so that there will be no omission to state a material fact in the Registration Statement or Prospectus.

          (d) The Trust shall use its best efforts to qualify and maintain the qualification of an appropriate number of Shares for sale under the securities laws of such states as the Distributor and the Fund may approve; and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Trust as a broker or dealer in such states. The Trust shall not be required to amend its Agreement of Trust or By-Laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of its Shares in any state from the terms set forth in its Registration Statement, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering of Shares. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such qualifications.

          Section 5. Expenses.

          (a) The Trust shall bear all expenses of the continuous offering of Shares in connection with: (i) fees and disbursements of its counsel and independent accountants, (ii) the





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preparation, filing and printing of the Registration Statement required by and under the federal securities laws, (iii) the preparation and mailing of annual and interim reports, Prospectuses and proxy materials to existing shareholders and (iv) the qualifications of Shares for sale and of the Trust as a broker or dealer under the securities laws of such states or other jurisdictions as shall be selected by the Trust and the Distributor pursuant to Section 4(d) hereof and the cost and expenses payable to each such state for continuing qualification therein.

          (b) The Distributor shall bear (i) the costs and expenses of preparing, printing and distributing any materials not prepared by the Trust and other materials used by the Distributor in connection with its offering of Shares for sale to the public, (ii) the cost and expense of printing such extra copies of the Prospectus and Statement of Additional Information for use in the sale of Shares to the public, (iii) the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expense of continuing such registration or qualification and (iv) the expenses of any sales commissions for sales of the Funds' Shares (except such expenses as are specifically undertaken by the Trust).

          Section 6. Reports to the Board. The Distributor shall prepare reports for the Board of Trustees of the Trust on a quarterly basis in connection with the Trust's Rule 12b-1 plan and agreement for such Classes of Shares subject to Rule 12b-1 as described in the Prospectus showing amounts paid to the various Firms and such other information as shall be reasonably requested by the Board of Trustees.





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          Section 7. Distribution Services Plan. To the extent applicable, this
Agreement constitutes the Rule 12b-1 plan and agreement for such payments as described in Exhibit B as being made pursuant to Rule 12b-1 under the 1940 Act; and this Agreement and plan shall be approved and renewed in accordance with Rule 12b-1. However, payments for services not specifically identified as being in accordance with Rule 12b-1 shall be deemed not to be in accordance with Rule 12b-1.

          Section 8. Indemnification. The Trust agrees to indemnify, defend and hold the Distributor, its directors, officers and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its directors, officers or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any untrue statement of a material fact contained in the Registration Statement or arising out of or based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Distributor to the Trust for use in the Registration Statement; provided, however, that this indemnity agreement shall not inure to the benefit of such Distributor, director, officer or controlling person unless a court of competent jurisdiction shall determine in a final decision on the merits that the person to be indemnified was





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not liable by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement ("disabling conduct"), or, in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the indemnified person was not liable by reason of disabling conduct, by
(a) a vote of a majority of a quorum of trustees who are neither "interested persons" of the Trust as defined in Section 2(a)(19) of the 1940 Act nor parties to the proceeding or (b) an independent legal counsel in a written opinion. The Trust's agreement to indemnify the Distributor, its directors, officers and any controlling person as aforesaid is expressly conditioned upon the Trust being promptly notified of any action brought against the Distributor, its directors, officers or any controlling person, and such notification is to be given by letter or telegram addressed to the Trust at its principal business office. The Trust agrees to promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its trustees or officers in connection with the issue and sale of Shares.

          The Distributor agrees to indemnify, defend and hold the Trust, its trustees, officers and any person who controls the Trust, if any, within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its trustees, officers or any such controlling person may incur under the 1933 Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its trustees, officers or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the





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Trust for use in the Registration Statement or Prospectus or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading. The Distributor's agreement to indemnify the Trust, its trustees, officers and any such controlling person as aforesaid is expressly conditioned upon the Distributor's being promptly notified of any action brought against the Trust, its trustees, officers or any such controlling person, such notification being given to the Distributor at its principal business office.

          Section 9. Compliance with Securities Laws. The Trust represents that it is registered as an open-end, non-diversified management investment company under the 1940 Act, and agrees that it will comply with all of the provisions of the 1940 Act and of the rules and regulations thereunder. The Fund and the Distributor each agree to comply with all of the applicable terms and provisions of the 1940 Act, the 1933 Act and, subject to the provisions of Section 4(d) hereof, all applicable state securities ("Blue Sky") laws. The Distributor agrees to comply with all of the applicable terms and provisions of the Securities Exchange Act of 1934.

          Section 10. Duration and Termination of this Agreement. This Agreement shall become effective as of the date first above written. This Agreement shall continue in effect until February 28, 2000 and shall continue from year to year thereafter only so long as such continuance is specifically approved at least annually by (i) the Board of Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of the Funds, cast in person or by proxy, and (ii) a majority of those trustees who are not parties to this Agreement or interested persons of any such





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party and who have no direct or indirect financial interest in this Agreement or in any agreement related thereto, cast in person at a meeting called for the purpose of voting upon such approval.

          This Agreement may be terminated at any time without the payment of any penalty, by the Board of Trustees of the Trust, by vote of a majority of the outstanding voting securities of the Funds or by the Distributor on not more than sixty (60) days' nor less than thirty (30) days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment, as defined in the 1940 Act.

          Section 11. Amendments of this Agreement. This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Funds, and (ii) a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party and who have no direct or indirect financial interest in this Agreement, cast in person at a meeting called for the purpose of voting on such approval. However, this Agreement may not be amended to increase any fee payable hereunder by any existing Fund or Class of Shares without a vote of shareholders of such Class of Shares or Fund.

          Section 12. Notices. Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Distributor at 1345 Avenue of the Americas, New York, N.Y. 10105, Attention: Fund Administration Department or (2) to the Fund at 1345 Avenue of the Americas, New York, N.Y. 10105, Attention: Secretary.





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          Section 13. Entire Agreement. Except as provided in the Class C Share
Distribution Agreement and the Services Agreement, this Agreement contains the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

          Section 14. Governing Law. This Agreement shall be governed by and construed in accordance with the applicable federal securities laws and the laws of the State of New York. This Agreement is the entire contract between the parties relating to the subject matter hereof and supersedes all prior agreements between the parties relating to the subject matter hereof.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

FIRST EAGLE TRUST                              ARNHOLD AND S. BLEICHROEDER, INC.


By: /s/ Tracy L. Saltwick                      By: /s/ Stanford S. Warshawsky
    -----------------------------                  -----------------------------


By: /s/ Robert Bruno                           By: /s/ John P. Arnhold
    -----------------------------                  -----------------------------





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                                    EXHIBIT A
                          As Revised November 19, 1998

                                FIRST EAGLE TRUST
                       DISTRIBUTION AND SERVICES AGREEMENT


The following Series of the Trust are referred to as the "Funds" in the Distribution Agreement:

                  First Eagle Fund of America

                  First Eagle International Fund

Each of the above listed Funds offers the following classes of Shares as described in the Trust's Registration Statement:

                  Class Y Shares

                  Class C Shares

                  Class A Shares

Dated as of the 19th day of November, 1998.

FIRST EAGLE TRUST                              ARNHOLD AND S. BLEICHROEDER, INC.


By: /s/ Robert Bruno                           By: /s/ John P. Arnhold
    -----------------------------                  -----------------------------


By: /s/ Tracy L. Saltwick                      By: /s/ Stanford S. Warshawsky
    -----------------------------                  -----------------------------





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                                    EXHIBIT B
                          As Revised November 19, 1998

                                FIRST EAGLE TRUST
                       DISTRIBUTION AND SERVICES AGREEMENT


The following Series of the Trust are referred to as the "Funds" in the Distribution Agreement:

                  First Eagle Fund of America

                  First Eagle International Fund


For services rendered pursuant to this Agreement, the Trust shall pay to the Distributor, on a monthly basis, a services fee at the annual rate of 0.25% of the average daily net assets of Class Y, Class C and Class A Shares of the Funds.

For services pursuant to the Trust's Rule 12b-1 plan and agreement, the Trust shall pay to the Distributor, on a monthly basis, a fee at the annual rate of 0.75% of the average daily net assets of Class C Shares of the Funds.

For services pursuant to the Trust's Rule 12b-1 plan and agreement, the Trust shall pay to the Distributor, on a monthly basis, a fee at the annual rate of 0.25% of the average daily net assets of Class A Shares of the Funds.


Dated as of the 19th day of November, 1998.

FIRST EAGLE TRUST                              ARNHOLD AND S. BLEICHROEDER, INC.


By: /s/ Robert Bruno                           By: /s/ John P. Arnhold
    -----------------------------                  -----------------------------


By: /s/ Tracy L. Saltwick                      By: /s/ Stanford S. Warshawsky
    -----------------------------                  -----------------------------





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